Exhibit 10.20

                               TECO ENERGY GROUP
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                               FOR ROGER A. DUNN


SECTION 1.  PURPOSE AND EFFECTIVE DATE

      The purpose of this plan is to provide Roger A. Dunn, Vice President - Human Resources of TECO Energy, with additional retirement income by supplementing the retirement benefits provided under the retirement plan. The plan was originally effective as of July 17, 1995. The effective date of this amendment and restatement is January 15, 1997.


SECTION 2.  DEFINITIONS

      This section contains definitions of terms used in the plan. Where the context so requires, the singular includes the plural, and the plural includes the singular.

      2.1 Annual earnings will have the same meaning as in the retirement plan, except that the same will be determined without regard to (a) any dollar limitation on such annual earnings that may be imposed under the retirement plan or (b) any reduction in taxable income as a result of voluntary salary reduction deferrals under the TECO Energy Group Retirement Savings Excess Benefit Plan.

      2.2 Average annual earnings of Mr. Dunn as of any date of reference means the average of his annual earnings during whichever of the following periods yields the highest average: (a) the 36 consecutive months of active employment preceding the date of reference (or all months of employment if less than 36), or (b) any three consecutive calendar years out of the five calendar years preceding the date of reference. Bonuses are included as compensation for the period in which paid, provided that if more than three regular annual bonuses are paid in any 36 consecutive month period, only the largest three bonuses will be counted.

      2.3   Board means the Board of Directors of TECO Energy.

      2.4 Committee means the retirement plan committee as constituted under the retirement plan.

      2.5 TECO Energy means TECO Energy, Inc. and any successor to all or a major portion of its assets or business which assumes the obligations of TECO Energy, Inc. under this plan.

      2.6 Disability income plan means the TECO Energy Group Disability Income Plan, as amended from time to time.



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                                                                 Exhibit 10.20

      2.7 Plan means the TECO Energy Group Supplemental Executive Retirement Plan for Roger A. Dunn, as set forth in this plan instrument, and as it may be amended from time to time.

      2.8 Retirement means termination of Mr. Dunn's employment with TECO Energy by Mr. Dunn or TECO Energy for any reason on or after he attains age 55 years and 10 months.

      2.9 Retirement plan means the TECO Energy Group Retirement Plan, as amended from time to time.

      2.10 Service will have the same meaning as "plan service" in the retirement plan.

      2.11 Social security benefit of Mr. Dunn as of any date of reference (the "computation date") means the primary insurance amount to which he is or would be entitled, payable under Title II of the Social Security Act as in effect on such date, based on the assumptions: (a) that no changes in the benefit levels payable or the wage base under Title II occur after the computation date; (b) that, if the computation date falls before his the date he reaches age 62 years and 10 months, his annual earnings during the calendar year in which the computation date falls and during any subsequent calendar year before the calendar year in which he reaches such age is zero; (c) that payment of his primary insurance amount begins for the month after he reaches age 62 years and 10 months, or his date of retirement if later, without reduction or delay because of future gainful employment or delay in applying for benefits; and (d) that his earnings for calendar years before the calendar year in which the computation date falls will be determined using his actual earnings history if available, and otherwise by applying a six percent retrospective salary scale to his rate of annual earnings in effect on the computation date. The social security benefit of Mr. Dunn if he retires after age 65 years and 10 months will include any delayed retirement credit.

      2.12 Survivor income plan means the TECO Energy Group Survivor Income Plan, as amended from time to time.


SECTION 3.  RETIREMENT BENEFITS

      3.1 Retirement at or after age 62 years and 10 months. Subject to the reductions in Section 6.1 below, if Mr. Dunn retires on or after attaining age 62 years and 10 months, he will receive a supplemental monthly retirement benefit equal to one-twelfth of four percent of his average annual earnings multiplied by his years of service (or portions thereof) up to a maximum benefit of 40% of his final average earnings (40% is equal to four percent multiplied by a maximum of 10 years of service) . Mr. Dunn's retirement benefit hereunder will be calculated using his years of service (or portions thereof) and average annual earnings as of his actual date of retirement.

      3.2 Retirement before age 62 years and 10 months. Subject to the reductions in Section 6.1 below, if Mr. Dunn retires before attaining age 62 years and 10 months, he will receive a supplemental monthly retirement benefit equal to one-twelfth of (a) the amount determined using the formula in Section

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                                                                 Exhibit 10.20

3.1 above, multiplied by (b) an early retirement factor determined under the following table:

             Years by which the
              start of payments
              precedes age 62             Early retirement
             years and 10 months*               factor

                        7                       .65
                        6                       .70
                        5                       .75
                        4                       .80
                        3                       .85
                        2                       .90
                        1                       .95

                        *  Interpolate for completed months

      3.3 Termination before age 55 years and 10 months. If Mr. Dunn's employment terminates for any reason before age 55 years and 10 months, he will receive a supplemental monthly pension equal to one-twelfth of the amount determined under the formula in Section 3.2 above, calculated using his years of service (or portions thereof) and average annual earnings as of his date of termination.

      3.4   Form of Payment.

            (a) Normal form of retirement benefits. The normal form of retirement benefit payable to Mr. Dunn under the plan is a life annuity. Benefits payable in the normal form will begin on the first day of the month coinciding with or next following the date of Mr. Dunn s retirement. If Mr. Dunn s employment terminates before his age of retirement set forth in Section 2.8, benefits will begin on the first day of the month coinciding with or next following the date he attains that age.

            (b) Optional lump sum benefit. In lieu of the normal form of benefit, Mr. Dunn may elect to receive payment of his benefit in the form of a commuted single sum payment that is the actuarial equivalent of the normal form of benefit (including the value of the post-retirement surviving spouse benefit under Section 4.2(c)). If Mr. Dunn elects to receive a lump sum payment, such payment will be made on the first day of the month coinciding with or next following the date Mr. Dunn s employment terminates. Actuarial equivalence will be based on the actuarial assumptions specified from time to time in the retirement plan for lump sum payments. Mr. Dunn s election to receive a lump sum payment will be effective only with respect to a retirement occurring at least 12 months after the date Mr. Dunn submits the election, provided that elections submitted on or before December 31, 1996 will be immediately effective.


SECTION 4.  SURVIVING SPOUSE BENEFIT



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                                                                 Exhibit 10.20

      4.1 Eligibility. Mr. Dunn's surviving spouse will receive the surviving spouse benefit if Mr. Dunn and his spouse were married to each other for at least the 12 months preceding Mr. Dunn's death and, in the case of Mr. Dunn's death after retirement, Mr. Dunn and his spouse were married to each other on Mr. Dunn's date of retirement.

      4.2 Amount of surviving spouse benefit. Subject to the reductions described in Section 6.2 below, the benefit provided under the plan to Mr. Dunn's surviving spouse will be determined as follows:

            (a)   Pre-retirement  before  age  62 years and 10 months.  If Mr.
Dunn dies during employment with TECO Energy and before he reaches age 62 years and 10 months, his surviving spouse will receive a monthly survivor income payment equal to 50 percent of his monthly projected retirement benefit. Mr. Dunn's monthly projected retirement benefit is the monthly benefit he would have received if he had retired at age 62 years and 10 months under Section 3.1 calculated using his average annual earnings determined as of his date of death.

            (b) Pre-retirement on or after age 62 years and 10 months. If Mr. Dunn dies during employment with TECO Energy on or after age 62 years and 10 months, his surviving spouse will receive a monthly survivor income payment equal to 50 percent of his monthly retirement benefit earned under Section 3.1 using his years of service (or portions thereof) and his average annual earnings as of his date of death.

            (c) Post-retirement. If Mr. Dunn dies on or after the date of his retirement, his surviving spouse will receive a monthly survivor income payment equal to 50 percent of the monthly benefit payment he was receiving at his death (or would have received if he had survived until the first payment date).

      4.3 Form and time of surviving spouse benefit. Surviving spouse benefits under this Section 4 will be payable only in the form of a life annuity to the surviving spouse. Benefit payments will begin on the first day of the month coinciding with or next following the date of Mr. Dunn's death.

      4.4 Death benefit where lump sum paid. If Mr. Dunn received a lump sum payment of his benefit under Section 3.4(b), no surviving spouse benefit or other death benefit will be payable under the plan to any person.


SECTION 5.  DISABILITY

      5.1 If Mr. Dunn suffers a total disability (as defined in the disability income plan) before age 62 years and 10 months, he will continue to be credited with service as if he were actively employed by TECO Energy during his period of total disability. Mr. Dunn may not receive benefits under this plan at any time when he is receiving disability income payments under the disability income plan. Benefits under this plan will begin when payments cease under the disability income plan.



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                                                                 Exhibit 10.20

      5.2 Mr. Dunn's disability date is his last day of work for TECO Energy before becoming unable to continue working because of his total disability. A period of total disability of Mr. Dunn will begin on his disability date and will end on the earlier of the last day of the month in which his final disability income payment is due under the disability income plan or on the date he retires hereunder and starts receiving benefit payments.

      5.3 If Mr. Dunn does not return to active service with TECO Energy after suffering a total disability, his retirement benefits under Section 3 will be calculated using his average annual earnings as of his disability date, his total service including service credited under Section 5.1 above, and his primary social security benefit as of his date of disability.

      5.4 If Mr. Dunn dies while disabled, his surviving spouse will, if eligible, receive the pre-retirement surviving spouse benefit determined under
Section 4.2(a) or (b).


SECTION 6.  OFFSET FOR OTHER PAYMENTS

      6.1 Mr. Dunn's retirement benefit will be reduced (but not below zero) by the following payments, with such reductions starting when such payments are assumed to begin: (a) 100 percent of the social security benefit of Mr. Dunn assuming such benefit begins on the later of the date he reaches age 62 years and 10 months or his actual retirement, and (b) the amount of his benefit payments under the retirement plan (converted to a life annuity if such payments are in an optional form), assuming such payments begin on the later of the date he reaches age 55 years and 10 months or his actual retirement.

      6.2 The benefit of Mr. Dunn's surviving spouse will be reduced (but not below zero) by the following payments: (a) payments under the survivor income plan, and (b) payments under the retirement plan.


SECTION 7.  BENEFITS NOT CURRENTLY FUNDED

      7.1 Nothing in this plan will be construed to create a trust or to obligate TECO Energy or any other employer to segregate a fund, purchase an insurance contract, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give Mr. Dunn or any other person rights to any specific assets of TECO Energy or of any other employer or entity.

      7.2 Notwithstanding Section 7.1, TECO Energy has established a grantor trust of which it is treated as the owner under Section 671 of the Internal Revenue Code to provide for the payment of benefits hereunder.


SECTION 8.  ADMINISTRATION

      The plan will be administered by the committee, which will have full power and authority to construe, interpret and administer the plan. Decisions

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                                                                 Exhibit 10.20

of the committee will be final and binding on all persons. The committee may, in its discretion, adopt, amend and rescind rules and regulations relating to the administration of the plan.


SECTION 9.  RIGHTS NON-ASSIGNABLE

      Neither Mr. Dunn, his surviving spouse, nor any other person will have any right to assign or otherwise to alienate the right to receive payments under the plan, in whole or in part.


SECTION 10.  OTHER BENEFIT PLANS

      This plan will supersede any obligation to pay benefits to Mr. Dunn under the excess benefit plan contained in the retirement plan or the TECO Energy Group Supplemental Executive Retirement Plan, as they may be amended from time to time. No benefits will be payable to Mr. Dunn under such excess benefit plan or the TECO Energy Group Supplemental Executive Retirement Plan.


SECTION 11.  AMENDMENT

      TECO Energy reserves the right at any time by action of the board to amend the plan in any way. However, no amendment of the plan may reduce the benefits to be paid to Mr. Dunn or his surviving spouse below those that would have been paid if the plan had continued without change to the date of Mr. Dunn's retirement or termination of employment for any reason.

      Executed as of January 15, 1997.

                                    TECO ENERGY, INC.


                                    By:
                                     ____________________________________
                                         Girard F. Anderson
                                         President


                                    ROGER A. DUNN


                                    ___________________________________










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